Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On September 30, 2021 (“Closing Date”), ABM Industries Incorporated, which operates through its subsidiaries (collectively referred to as “ABM,” “we,” “us,” “our,” or the “Company”), completed the acquisition (the “Acquisition”) of Crown Building Maintenance Co. and Crown Energy Services, Inc. (collectively, “Able”). The preliminary purchase price for Able was $830 million, subject to customary adjustments for working capital inclusive of debt-like items. The Acquisition was completed for a net cash purchase price of $741.7 million. Pursuant to the terms of the purchase agreement, approximately $12.1 million of the cash consideration was placed into escrow accounts, of which approximately $8.2 million was placed into escrow to satisfy any applicable indemnification claims for a period of 12 months. To fund the cash purchase price, we used cash on hand and borrowed $325.0 million on September 30, 2021 at an average interest rate of 1.58% from our revolving line of credit (the “Line of Credit”) under our syndicated secured credit facility (the “Credit Facility”).

ABM and Able are providing the following unaudited pro forma condensed combined financial statements (“Pro Forma Financial Statements”) to aid you in your analysis of the financial aspects of the business combination described below. The unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and should be read in conjunction with the accompanying notes. The unaudited pro forma condensed combined financial statements are based on ABM and Able’s historical financial information as adjusted to give effect to the business combination described below and the related financing as if the transactions had been completed on July 31, 2021 with respect to the unaudited pro forma condensed combined balance sheet, and as of November 1, 2019 with respect to the unaudited pro forma condensed combined statement of income for the fiscal year ended October 31, 2020 and the unaudited pro forma condensed combined statement of income for the nine months ended July 31, 2021. ABM’s fiscal year ends on October 31, while Able’s fiscal year ends on December 31. Given that the fiscal year end of Able is within one quarter of ABM’s fiscal year, in accordance with Article 11 of Regulation S-X, the historical financial statements of each entity have been combined without any conforming adjustments with respect to this difference in fiscal periods.

The unaudited pro forma condensed combined balance sheet as of July 31, 2021 combines the unaudited condensed consolidated balance sheet of ABM as of July 31, 2021 with the unaudited condensed combined balance sheet of Able as of June 30, 2021, which is the latest period of Able included within the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined statement of income for the fiscal year ended October 31, 2020, combines the audited consolidated statement of comprehensive income of ABM for the fiscal year ended October 31, 2020, with the audited combined statement of income of Able for the year ended December 31, 2020. The unaudited pro forma condensed combined statement of income for the nine months ended July 31, 2021, combines the unaudited consolidated statement of comprehensive income of ABM for the nine months ended July 31, 2021, with the unaudited condensed combined statement of income of Able for the nine months ended June 30, 2021. Able’s historical results for the nine months ended June 30, 2021 were derived by combining the results from the six months ended June 30, 2021 with results for the three months ended December 31, 2020 in order to disclose a consistent length of the periods between entities. Accordingly, Able’s revenue and net income of $275.8 million and $15.9 million for the three months ended December 31, 2020, respectively, are included in both the annual and interim unaudited pro forma condensed combined statements of income.

The unaudited pro forma condensed combined financial statements are derived from, and should be read in conjunction with the ABM’s quarterly report on Form 10-Q for the period ended July 31, 2021 filed on September 9, 2021, and ABM’s annual report on Form 10-K for the fiscal year ended October 31, 2020 filed on December 17, 2020. The unaudited pro forma condensed combined financial statements should also be read in conjunction the historical unaudited combined financial statements of Able as of and for the six months ended June 30, 2021, and the historical audited combined financial statements of Able as of and for the years ended December 31, 2020 and December 31, 2019.

The foregoing historical financial statements have been prepared in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial statements have been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial statements. The pro forma adjustments are based upon available information and methodologies that are factually supportable and directly attributable to the business combination referred to below and do not reflect the costs of any integration activities or benefits that may result from realization of future

Exhibit 99.3
revenue growth or operational synergies expected to result from the business combination. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent ABM’s combined statement of income or combined balance sheet that would actually have occurred had the transactions referred to below had been consummated on the dates assumed or to project ABM’s combined statement of income or combined balance sheet for any future date or period.

Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in millions)	ABM July 31, 2021	Able June 30, 2021 (as adjusted)	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$505.4	$104.5	$(489.7)	4a	$120.2
Trade accounts receivable, net	910.2	146.0	13.3	4k	1,069.4
Other current assets	184.8	11.5	9.1	4k	205.4
Total current assets	1,600.3	262.1	(467.4)		1,395.0
Other investments	11.1	—			11.1
Property, plant and equipment, net	111.8	4.9	(3.4)	4k	113.3
Right-of-use assets	129.5	—	2.8	4b	132.3
Other intangible assets, net	207.7	3.9	246.1	4c	457.7
Goodwill	1,675.5	5.0	533.8	4d	2,214.3
Deferred income taxes, net	38.2	—	(38.2)	4g	—
Other noncurrent assets	123.2	—			123.2
Total assets	$3,897.4	$275.9	$273.6		$4,446.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt, net	$31.4	$—			$31.4
Trade accounts payable	224.8	28.2	(1.2)	4k	251.8
Insurance claims	154.9	18.1	—	4h	173.0
Income taxes payable	15.3	—			15.3
Current portion of lease liabilities	32.5	—	1.4	4b	33.8
Other accrued liabilities	646.7	59.6	26.6	4f	732.9
Total current liabilities	1,105.5	105.9	26.8		1,238.2
Long-term debt, net	623.8	—	325.0	4e	948.8
Long-term lease liabilities	119.4	—	1.5	4b	120.9
Deferred income tax liability, net	—	—	27.0	4g	27.0
Noncurrent insurance claims	344.4	76.9	(3.5)	4h	417.8
Other noncurrent liabilities	111.6	42.1	(24.1)	4k	129.6
Noncurrent income taxes payable	12.4	—			12.4
Total liabilities	2,317.1	224.9	352.7		2,894.7
Commitments and contingencies
Stockholders’ Equity
Preferred stock	—	—			—
Common stock	0.7	0.1	(0.1)	4i	0.7
Additional paid-in capital	743.6	—			743.6
Accumulated other comprehensive loss, net of taxes	(22.9)	—			(22.9)
Retained earnings	859.0	50.9	(79.0)	4j	830.9
Total stockholders’ equity	1,580.3	51.0	(79.1)		1,552.2
Total liabilities and stockholders’ equity	$3,897.4	$275.9	$273.6		$4,446.9

See accompanying notes to the Pro Forma Financial Statements.

Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

(in millions)	ABM Year Ended October 31, 2020	Able Year ended December 31, 2020 (as adjusted)	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
Revenues	$5,987.6	$1,090.5			$7,078.2
Operating expenses	5,157.0	975.4			6,132.3
Selling, general and administrative expenses	506.1	62.9	0.4	4l	569.4
Restructuring and related expenses	7.6	—			7.6
Amortization of intangible assets	48.4	1.4	35.6	4m	85.4
Impairment loss	172.8	—			172.8
Operating profit	95.7	50.9	(36.0)		110.6
Income from unconsolidated affiliates, net	2.2	—			2.2
Interest expense	(44.6)	(1.2)	(3.9)	4n	(49.7)
Income from continuing operations before income taxes	53.3	49.7	(39.9)		63.1
Income tax provision	(53.1)	(1.7)	(21.9)	4o	(76.7)
Income (loss) from continuing operations	$0.2	$48.0	$(61.9)		$(13.6)
Income (loss) from continuing operations per common share
Basic	$—				$(0.20)
Diluted	$—				$(0.20)
Weighted-average common and common equivalent shares outstanding
Basic	66.9				66.9
Diluted	67.3				66.9

See accompanying notes to the Pro Forma Financial Statements.

Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

(in millions, except per share amounts)	ABM Nine Months Ended July 31, 2021	Able Nine Months Ended June 30, 2021 (as adjusted)	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
Revenues	$4,533.0	$805.4			$5,338.4
Operating expenses	3,812.0	713.2			4,525.2
Selling, general and administrative expenses	538.3	46.0	(2.4)	4l	581.9
Restructuring and related expenses	—	—			—
Amortization of intangible assets	32.1	1.8	24.3	4m	58.1
Impairment loss	—	—			—
Operating profit	150.6	44.4	(21.8)		173.2
Income from unconsolidated affiliates, net	1.4	—			1.4
Interest expense	(22.6)	(0.8)	(3.1)	4n	(26.4)
Income from continuing operations before income taxes	129.4	43.6	(24.9)		148.2
Income tax provision	(37.4)	(1.7)	(17.5)	4o	(56.6)
Income from continuing operations	$92.0	$42.0	$(42.4)		$91.6
Income from continuing operations per common share
Basic	$1.37				$1.36
Diluted	$1.36				$1.35
Weighted-average common and common equivalent shares outstanding
Basic	67.3				67.3
Diluted	67.8				67.8

See accompanying notes to the Pro Forma Financial Statements.

Exhibit 99.3
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The Pro Forma Financial Statements have been prepared based on the aforementioned historical financial statements and the assumptions and pro forma adjustments as described in Note 4. The pro forma adjustments are based upon available information and methodologies that are factually supportable and directly attributable to the transactions referred to below. Additionally, the pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

The acquisition was accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under ASC Topic 805, all assets and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expended as incurred. The excess purchase price consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill.

The Company has completed a preliminary review of Able’s accounting policies and identified one material change required to conform with the Company’s accounting policy, which is the adoption of ASC Topic 842, Leases. The pro forma transaction accounting adjustments as described in Note 4 include a conforming adjustment for this policy change. Additionally, the Pro Forma Financial Statements adjust Able’s presentation results to conform to the Company’s presentation. Refer to Note 2.

The Company accrued estimated certain direct and incremental acquisition expenses totaling $19.8 million in connection with the Acquisition. In addition, Able accrued $11.0 million of additional direct and incremental acquisition expenses. All of the $30.8 million of estimated acquisition expenses to be incurred are included in the unaudited pro forma condensed combined balance sheet and excluded from the unaudited pro forma condensed combined statements of income. These costs will not affect the statement operations beyond twelve months after the Closing Date.

We round amounts in the Pro Forma Financial Statements to millions and calculate per-share data from the underlying whole-dollar amounts. Thus, certain amounts may not foot, crossfoot, or recalculate based on reported numbers due to rounding.

Exhibit 99.3
2. RECLASSIFICATION ADJUSTMENTS
Certain reclassifications were made to Able’s historical financial information to conform to ABM’s presentation that have not been presented in the tables above, but instead are reflected in the Able historical columns. See table below for a summary of the amounts and line items impacted by such reclassifications:

Adjustments made to Able’s historical unaudited balance sheet as of June 30, 2021 (in millions):

Able Combined Balance Sheet Line Items	ABM Consolidated Condensed Balance Sheet Line Items	Able, before reclassifications	Reclassifications		Able, after reclassifications
Cash	Cash and cash equivalents	$104.5	$—		$104.5
Restricted cash		5.6	(5.6)	a	—
Accounts receivable, net	Trade accounts receivable, net of allowances	146.0	—		146.0
Miscellaneous deposits and other assets	Other current assets	5.9	5.6	a	11.5
Property and equipment, net	Property, plant and equipment, net of accumulated depreciation	4.9	—		4.9
Intangible assets, net	Other intangible assets, net of accumulated amortization	8.9	(5.0)	b	3.9
	Goodwill		5.0	b	5.0
Accounts payable	Trade accounts payable	25.5	2.7	c	28.2
Accrued liabilities		80.5	(80.5)	c	—
	Insurance claims		18.1	c	18.1
	Other accrued liabilities		59.6	c	59.6
Payroll taxes, net of current portion		12.5	(12.5)	d	—
	Other noncurrent liabilities		42.1	d	42.1
Workers’ compensations and general liabilities loss reserve	Noncurrent insurance claims	76.9			76.9
Deferred compensation plan liability		29.6	(29.6)	d	—
Common Stock	Common Stock	0.1	—		0.1
Retained Earnings	Retained Earnings	50.9	—		50.9

a.     $5.6 million reclassified from “Restricted cash” to “Other current assets.”
b.     $5.0 million reclassified from “Intangible assets, net” to “Goodwill.”
c.     $2.7 million, $18.1 million, and $59.6 million from “Accrued liabilities” to “Accounts payable,” “Insurance claims,” and “Other accrued liabilities,” respectively.
d.     $12.5 million and $29.6 million reclassified from “Payroll taxes, net of current portion” and “Deferred compensation plan liability,” respectively to “Other noncurrent liabilities.”

Exhibit 99.3

Adjustments made to Able’s historical statement of income for the year ended December 31, 2020 (in millions):

Able Combined Statement of Income Line Items	ABM Consolidated Condensed Statement of Income Line Items	Able, before reclassifications	Reclassifications		Able, after reclassifications
Sales and services	Revenues	$1,090.5			$1,090.5
Cost of sales and services	Operating expenses	945.0	30.4	e	975.4
Operating expenses	Selling, general and administrative expenses	94.9	(32.0)	e,f,g	62.9
	Amortization of intangible assets		1.4	f	1.4
Other expenses, net		(1.0)	1.0	g	—
	Interest expense		(1.2)	g	(1.2)
Provision for income taxes	Income tax provision	1.7			1.7

e. $30.4 million reclassified from Able’s “Operating expenses” line item to ABM’s “Operating expenses” line item. This reclassification allocates a percentage of total indirect compensation costs incurred by Able for certain groups of employees to ABM’s operating expense line to conform to ABM’s presentation.
f. $1.4 million reclassified from Able’s “Operating expenses” line item to ABM’s “Amortization of intangible assets, net” line item.
g. $1.2 million and $(0.2) million reclassified from Able’s “Other expenses, net” line item to ABM’s “Interest expense” line item and “Selling, general and administrative expenses” line item, respectively.

Adjustments made to Able’s historical statement of income for the nine months ended June 30, 2021 (in millions):

Able Combined Statement of Income Line Items	ABM Consolidated Condensed Statement of Income Line Items	Able, before reclassifications	Reclassifications		Able, after reclassifications
Sales and services	Revenues	$805.4			$805.4
Cost of sales and services	Operating expenses	688.1	25.1	h	713.2
Operating expenses	Selling, general and administrative expenses	71.3	(25.3)	h,i,j	46.0
	Amortization of intangible assets		1.8	i	1.8
Other expenses, net		(2.4)	2.4	j	—
	Interest expense		(0.8)	j	(0.8)
Provision for income taxes	Income tax provision	1.7			1.7

h. $25.1 million reclassified from Able’s “Operating expenses” line item to ABM’s “Operating expenses” line item. This reclassification allocates a percentage of total indirect compensation costs incurred by Able for certain groups of employees to ABM’s operating expense line to conform to ABM’s presentation.
i. $1.8 million reclassified from Able’s “Operating expenses” line item to ABM’s “Amortization of intangible assets, net” line item.
j. $0.8 million and $1.7 million reclassified from “Other expenses, net” line item to “Interest expense” line item and “Selling, general and administrative expenses” line item, respectively.

Exhibit 99.3

3. PRELIMINARY PURCHASE PRICE ALLOCATION

Preliminary Purchase Price Allocation (at acquisition date)

(in millions)
Consideration transferred
Preliminary purchase price	$830.0
Adjustments for acquired cash and working capital	(88.3)
Cash consideration transferred	$741.7

Preliminary purchase price allocation
Cash and cash equivalents	$31.5
Trade accounts receivable	159.3
Other current assets	20.6
Property, plant and equipment	1.6
Right-of-use assets	2.8
Customer relationships	240.0
Trade name	10.0
Goodwill	538.8
Trade accounts payable	(27.0)
Insurance claims	(18.2)
Current portion of lease liabilities	(1.4)
Other accrued liabilities	(58.2)
Long-term portion of lease liabilities	(1.5)
Noncurrent insurance claims	(73.4)
Net deferred income tax liabilities	(65.2)
Other noncurrent liabilities	(18.0)
Net assets acquired	$741.7

    We are continuing to evaluate the underlying inputs and assumptions used in our valuations. Accordingly, the final allocation may differ materially from the preliminary allocation. The final allocation may include changes to customer relationships, goodwill, deferred taxes, and other assets and liabilities. Goodwill arising from the Acquisition is not deductible for tax reporting purposes.

4. PRO FORMA TRANSACTION ACCOUNTING ADJUSTMENTS

a.     The following table summarizes the estimated pro forma adjustments made to cash and cash equivalents:

(in millions)
Proceeds from Line of Credit	$325.0
Net cash consideration to Able owners	(741.7)
Preliminary purchase price allocation adjustment	(73.0)
Pro forma adjustment	$(489.7)
b.     Reflects the pro forma adjustment to record right-of-use assets of $2.8 million and related lease liability of $2.9 million, of which $1.4 million is current and $1.5 million is noncurrent, in accordance with ASC Topic 842, Leases.

Exhibit 99.3

c.     Reflects the pro forma adjustment to remove Able’s historical intangibles of $3.9 million, which consisted of customer contracts and relationships and record intangibles associated with customer relationships of $240.0 million and trade names of $10.0 million associated with the acquisition based on the preliminary purchase price allocation. The fair values of the intangibles were determined using an income approach based on data specific to Able as well as market participant assumptions where appropriate. The customer relationships intangible will be amortized using the sum-of-the-years-digits method over the estimated useful life of 14 years. The trade name intangible will be amortized straight-line over 2 years.

d.     The following table summarizes the estimated pro forma adjustments made to goodwill:

(in millions)
Total estimated goodwill	$538.8
Less: Able’s historical goodwill	(5.0)
Pro forma adjustment	$533.8

e.     Pro forma adjustment relates to the $325.0 million of borrowings made from the Line of Credit to fund the purchase price.

f.     The following table summarizes the pro forma adjustment to other accrued liabilities:

(in millions)
Accrue acquisition related transaction costs	$28.1
Removal of deferred rent balance with adoption of ASC 842, Leases	(0.1)
Preliminary purchase price allocation adjustment	(1.4)
Pro forma adjustment	$26.6

g.     The following table summarizes the estimated pro forma adjustments made to deferred income taxes, net and deferred income tax liability, net:

(in millions)
Establish pre-purchase accounting net deferred tax assets for Able as a C corporation	$34.9
Incremental deferred tax liability for preliminary purchase price allocation adjustment	(100.1)
Reclass deferred income taxes, net to deferred income tax liability, net	27.0
Pro forma adjustment to deferred income taxes, net	$(38.2)

Reclass deferred income taxes, net to deferred income tax liability, net	$27.0
Pro forma adjustment to deferred income tax liability, net	$27.0

h.    Reflects the pro forma adjustment to adjust noncurrent insurance claims reserves based on preliminary actuarial results. The actuarial results are based on loss development patterns, trend assumptions, and underlying expected loss costs for our retained insurable risks, including worker’s compensation, general liability, automobile liability, property damage, and other insurable risks.
i.    Reflects the pro forma adjustment to remove Able’s common stock.

Exhibit 99.3

j.     The following table summarizes the pro forma adjustments to retained earnings:

(in millions)
Effect of pro forma acquisition related transaction costs	$(28.1)
Eliminate Able’s historical retained earnings	(50.9)
Pro forma adjustment	$(79.0)

k.    Represents adjustments in accordance with preliminary purchase allocation discussed in Note 3.

l.     The following table summarizes the pro forma adjustments to selling, general and administrative expenses:

	Selling, general and administrative expenses
(in millions)	Twelve Months Ended October 31, 2020	Nine Months Ended July 31, 2021
Reversal of acquisition related transaction costs incurred	$—	$(2.7)
Remove depreciation expense on building and improvements not acquired(1)	(0.2)	(0.1)
Lease expense on land and building and improvements not acquired(1)	0.6	0.4
Pro forma adjustment	$0.4	$(2.4)

(1) Land and building and improvements with a net book value of $3.3 million at June 30, 2021 were retained by Able’s previous owners and leased to the Company on the date of the Acquisition. The removal of the land and building and improvements at the date of Acquisition is reflected in the adjustment at Note 4(k).

m.    The following table summarizes the estimated pro forma adjustments made to amortization expense:

			Amortization of intangible assets
(in millions)	Estimated Fair Value	Estimated Useful Life in Years	Twelve Months Ended October 31, 2020	Nine Months Ended July 31, 2021
Customer relationships	$240.0	14	$32.0	$22.3
Trade name	10.0	2	5.0	3.8
Less: Able historical amortization expense			(1.4)	(1.8)
Pro forma adjustment			$35.6	$24.3

With other assumptions held constant, a 10% increase in the fair value adjustment for amortizable intangible assets would increase the annual pro forma amortization expense by approximately $3.7 million.

The following table summarizes pro forma amortization expense related to the customer relationships intangible for each of the next five years:

(in millions)
Fiscal year 2022	$27.4
Fiscal year 2023	25.1
Fiscal year 2024	22.9
Fiscal year 2025	20.6
Fiscal year 2026	18.3

Exhibit 99.3

n.     The pro forma adjustment for interest expense for the year ended October 31, 2020 and the nine months ended July 31, 2021 is as follows:

		Interest expense
(in millions)	Debt Proceeds	Twelve Months Ended October 31, 2020	Nine Months Ended July 31, 2021
Line of Credit	$325.0	$5.1	$3.9
Less: Able historical interest expense		(1.2)	(0.8)
Pro forma adjustment		$3.9	$3.1

Debt proceeds are U.S.-dollar-denominated borrowings under the Line of Credit and bear interest at 1-month LIBOR plus a spread of 0.375% to 1.250% that is based upon our leverage ratio. The pro forma interest expense is based on average interest rate of 1.58% at the issuance date of September 30, 2021. A change in interest rates of 1/8% would change the annual pro forma interest expense by $0.6 million on the Line of Credit.

o.     The pro forma adjustment for income tax provision for the year ended October 31, 2020, and the nine months ended July 31, 2021, is as follows:

	Income tax provision
(in millions)	Twelve Months Ended October 31, 2020	Nine Months Ended July 31, 2021
Eliminate Able’s historical tax provision (1)	$1.7	$1.7
Record income tax provision on Able’s income from operations (2)	(14.3)	(12.0)
Record income tax provision on pro forma adjustments (3)	(9.3)	(7.2)
Pro forma adjustment	$(21.9)	$(17.5)

(1) Adjustment removes Able’s historical tax provision as Able was previously subject to S corporation tax (primarily California) prior to the Acquisition. Upon Acquisition, Able converted from S corporations to C corporations for tax purposes.
(2) Adjustment records the income tax provision on Able’s income from continuing operations based on an estimated tax rate of 28%. Because the tax rate used for these Pro Forma Financial Statements is an estimate, it will likely vary from the actual effective rate in future periods.
(3) Adjustment records an estimated statutory rate of 28% on pro forma adjustments related to the Company.